UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 24, 2018
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter) Commission File Number: 0-10394

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 1.01:  Entry into a Material Definitive Agreement

Item 1.01:  Entry into a Material Definitive Agreement

Customer Supplier Agreement Amendment

On September 24, 2018, Data I/O Corporation and Bosch Car Multimedia Group signed a 1st Amendment of Negotiation Protocol for the Purchase of: “Pre-Programmer”.  This amended the Negotiation Protocol originally dated June 26, 2016 and signed on July 20, 2016, which provided that Data I/O will provide its pre-programming equipment for Bosch Car Multimedia Group to support its global preprogramming strategy. Purchases by Bosch Car Multimedia Group under the Agreement must be made exclusively through Data I/O Corporation and its subsidiaries.

The Amendment is effective October 1, 2018 and extends, by 2 ½ years, the Agreement term through December 31, 2023.  The Amendment adds Data I/O’s UFS (Universal Flash Storage) support on LumenX programming platform product pricing and modifies service and support contract pricing.  Payment terms are changed for certain products and services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          Data I/O Corporation

September 27, 2018                  By _/s/Joel S. Hatlen_________

                                                          Joel S. Hatlen

                                                          Chief Operating & Financial Officer

                                                          Vice President, Secretary and Treasurer